Exhibit 10.2

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement (the "Agreement") effective as of January 1, 2016, is hereby made by and between Chesapeake Utilities Corporation, a Delaware corporation (the "Company"), and Stephen C. Thompson (the "Executive").

Background Information

    The parties to this Amendment (the "Parties") entered into the Agreement dated as of January 9, 2013, regarding the Executive's employment relationship with the Company. The Parties desire to amend the Agreement to provide for the extension of the Current Term, as defined therein, for a period of two years, subject to further extension each year thereafter, as provided in the Agreement.

Agreement

In consideration of the mutual promises and covenants contained herein, the Company and Executive hereby agree as follows:

1.    The first sentence of Section 2.b of the Agreement shall be revised to read as follows: “Subject to Paragraph 2(c), the Current Term of this Agreement shall extend through December 31, 2017, subject to further extension as provided below.”

2.    All other provisions of the Agreement shall remain unchanged.

CHESAPEAKE UTILITIES CORPORATION

[CORPORATE SEAL]	By:

ATTEST:	Title:

Date:

EXECUTIVE:

Date: